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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 19, 2005

                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                1-14064                  11-2408943
(State or other jurisdiction    (Commission File    (IRS Employer Identification
        of incorporation)            Number)                       No.)

767 Fifth Avenue, New York, New York                                    10153
(Address of principal executive offices)                              (Zip Code)

               Registrant's telephone number, including area code
                                  212-572-4200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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


ITEM  7.01  Regulation FD Disclosure.

On September 19, 2005, The Estee Lauder Companies Inc. issued a press release regarding its guidance expectations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM  9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.           Description
-----------           -----------

   99.1               Press release dated September 19, 2005 of The Estee Lauder
                      Companies Inc.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 THE ESTEE LAUDER COMPANIES INC.

Date:  September 19, 2005                         By:  /s/RICHARD W. KUNES
                                                     ------------------------
                                                          Richard W. Kunes
                                                      Executive Vice President
                                                     and Chief Financial Officer
                                                      (Principal Financial and
                                                         Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.           Description
-----------           -----------

   99.1               Press release dated September 19, 2005 of The Estee Lauder
                      Companies Inc.

                                                                    Exhibit 99.1
THE                                                                         News
ESTEE LAUDER                                                            Contact:
COMPANIES INC.                                               Investor Relations:
                                                                 Dennis D'Andrea
                                                                  (212) 572-4384


767 Fifth Avenue                                                Media Relations:
New York, NY  10153                                                 Sally Susman
                                                                  (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:


       Estee Lauder Companies Reaffirms Outlook for Fiscal 2006 Full Year

                        Modifies First Half Expectations


New York, NY, September 19, 2005 - The Estee Lauder Companies Inc. (NYSE: EL) today reaffirmed its previously announced guidance for sales and earnings per share for its fiscal full year ending June 30, 2006 and revised its outlook for its first half results.

For the 2006 full fiscal year, the Company continues to expect net sales in constant currency to grow between 5.5% and 6.5% versus fiscal 2005. The Company now expects foreign currency translation to negatively impact its reported results by approximately 1%. At the same time the Company also continues to expect to achieve diluted earnings per share of between $1.95 and $2.00 for the fiscal 2006 year. This full year earnings per share estimate includes a slightly more than $.14 per share impact from expensing stock-based compensation, as well as a two to three cent per share estimated impact of potential store closures and or business disruptions related to the merger of Federated Department Stores, Inc. and The May Department Stores Company.

On its fiscal 2005 year end conference call on August 16, 2005, the Company stated that it runs its business on an annual basis and acknowledged that it does experience volatility in its quarterly results, due, in part, to the timing of product launches and investment spending. The Company does not provide quarterly guidance and continues to believe that its current policy of providing half-year and full-year guidance best tracks the seasonality of its business. However, the Company also believes it is in the best interest of both its current and potential stockholders to communicate, when appropriate, significant fluctuations in its expected fiscal quarterly results. With that in mind, net sales for the first quarter of fiscal 2006 are expected to grow in the low-single digits in constant currency. This expectation reflects soft sales primarily in the Americas, where the Company has recently been impacted by weakness at certain retailers, the general consumer response to higher oil and gas prices, softness in the Southeast region due to the effects of Hurricane Katrina and lower than expected sales from promotional programs. The combined impact of these business conditions, the Company's planned product launches and investment

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

spending, as well as the timing of expensing of stock-based compensation, is expected to result in the Company's fiscal 2006 first quarter net earnings being significantly below the same prior-year period.

Notwithstanding the expected first quarter decline, the Company's business plan reflects improvement in its fiscal second quarter. As a result of the abovementioned business conditions, net sales for the first half of fiscal 2006 are now expected to grow between 5% and 6% in constant currency compared with previous expectations of between 7% and 8%. Foreign currency translation is estimated to negatively impact first half sales by approximately 1%, versus the first half of fiscal 2005. The Company said that its estimate for earnings per share for the first half of fiscal 2006 is now expected to be between $.87 and $.92, including a $.10 impact from expensing stock based compensation.

The Company believes that with the product launches and programs in place for the fiscal second half it will be able to recoup the expected first half sales and earnings shortfall. Risks to the Company's current estimates include the continued negative impact on its business resulting from Hurricane Katrina, as well as the economic effect on raw material prices, consumer spending and the retail environment in the U.S. caused by sustained high oil and gas prices. Further risks include those listed below under "Forward-Looking Statements."

The Estee Lauder Companies Inc. President and CEO, William Lauder, and Executive Vice President and CFO, Richard Kunes, will make a presentation tomorrow, September 20th, at the Bank of America 35th Annual Investment Conference. Investors may access a live webcast of this presentation on The Estee Lauder Companies website at www.elcompanies.com on Tuesday, September 20th at 3:00 pm PT.

Forward-Looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "expect," "believe," "planned," "may," "could," "should," "anticipate" and "estimate" involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (1) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (2) the Company's ability to develop, produce and market new products on which future operating results may depend;
     (3) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (4) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (5) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (6) changes in the laws, regulations and policies that affect, or will affect, the Company's business, including changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;
     (7) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;

     (8) changes in global or local conditions, including those due to natural or man-made disasters or energy costs, that could affect consumer purchasing, the willingness of consumers to travel, the financial strength of the Company's customers or suppliers, the Company's operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the cost and availability of raw materials and the assumptions underlying the Company's critical accounting estimates;
     (9) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);
     (10) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company sells its products and the costs associated with the Company's other facilities;
     (11) changes in product mix to products which are less profitable;
     (12) the Company's ability to acquire or develop new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (13) the Company's ability to capitalize on opportunities for improved efficiency, such as globalization, and to integrate acquired businesses and realize value therefrom;
     (14) consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation; and
     (15) the impact of repatriating certain of the Company's foreign earnings to the United States in connection with The American Jobs Creation Act of 2004.

     The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good Skin(TM), Donald Trump The Fragrance and Grassroots.

An electronic version of this release can be found at the Company's website, www.elcompanies.com.
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